Registration Statement No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     FEDERAL SIGNAL CORPORATION
                  (Exact name of registrant as specified in its charter)

              Delaware                            36-1063330
     (State or other jurisdiction of                 (I.R.S. Employer ID No.)
     incorporation or organization)

   1415 West 22nd Street, Suite 1100, Oak Brook, Illinois      60521
      (Address of Principal Executive Offices)               (Zip Code)

                 FEDERAL SIGNAL CORPORATION STOCK BENEFIT PLAN
                           (Full title of the plans)

                               KIM A. WEHRENBERG
                 Vice President, General Counsel and Secretary
                          Federal Signal Corporation
         1415 West 22nd Street, Suite 1100, Oak Brook, Illinois 60521
                         (Name and address of agent for service)

                                 (630) 954-2000
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                     Proposed     Proposed
  Title of                           maximum      maximum
securities          Amount           offering     aggregate      Amount of
    to be           to be            price per    offering       registra-
registered        registered (1)     unit (2)     price (2)      tion fee

---------------------------------------------------------------------------
| Common Stock  |   1,000,000    |    $24.69    | $24,690,000 |  $7,481.82  |
|               |                |              |             |             |
|               |                |              |             |             |
---------------------------------------------------------------------------
(1) Preferred Share Purchase Rights (the "Rights") which are attached to and trade with the Common Stock are also registered under this Registration Statement. Any value attributable to the Rights is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 457(h), the maximum offering price (estimated solely for the purpose of calculating the registration fee) was calculated to be $24.69 upon the basis of the average of the high and low prices of the Common Stock reported on the consolidated reporting system on October 9, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Not required to be filed with the Commission either as part of the registration statement or prospectus.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference


      The following documents filed with the Commission (File No. 1-6003) under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

      (a) The Registrant's latest annual report on Form 10-K for the year ended December 31, 1995 and the latest annual report for the Plan on Form 11-K.

      (b) The Registrant's latest quarterly reports on Form 10-Q for the fiscal quarters ending March 31, 1996 and June 30, 1996;

      (c) The description of the Rights contained in the Company's registration Statement on Form 8-A filed on July 7, 1988 and Form S-8 filed on July 9, 1992.

      (d) The description of the approval of the Stock Benefit Plan and a description of the Stock Benefit Plan contained in the Proxy Statement for Annual Meeting of Shareholders filed on March 8, 1996.

      (e) All documents filed by Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers

      Reference is made to the Delaware General Corporation law which provides for indemnification of directors and officers in certain circumstances. Under Article Fifth and Fourteenth of Federal Signal's Certificate of Incorporation and Article VI of its By-Laws, provisions are made for indemnification of Federal Signal's officers and directors under certain circumstances, which provisions may be significantly broad to permit indemnification for liabilities arising under the Securities Act of 1933, as amended. Federal Signal has purchased a comprehensive directors' and officers' liability insurance policy with a policy limit of $25,000,000.

Item 8.  Exhibits

      _         Opinion Re: Legality

      _         Consents of Experts and Counsel
                Consent of Ernst & Young dated October 15, 1996.

      _         Power of Attorney
      Included on page 5 of this Registration Statement.


Item 9.  Undertakings

      The Undersigned registrant hereby undertakes:

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be thee initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as

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expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, State of Illinois, on October 7, 1996.

                                          FEDERAL SIGNAL CORPORATION

                                          By: /s/  Joseph J. Ross
                                             Joseph J. Ross
                                             Chairman, President and
                                             Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Each person whose signature  appears below constitutes and appoints Joseph
J. Ross and Kim A. Wehrenberg, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done to file such Registration Statement and amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                   Title                           Date


 /s/                        Vice President and Chief         10/7/96
Henry L. Dykema             Financial Officer


 /s/                        Controller  (Principal           10/7/96
Richard L. Ritz             Accounting Officer)


 /s/                         Director                        10/7/96
J. Patrick Lannan, Jr.


 /s/                        Director                         10/7/96
James A. Lovell, Jr.


 /s/                        Director                         10/7/96
Thomas N. McGowen, Jr.


 /s/                        Director                         10/7/96
Walter R. Peirson


 /s/                        Director                         10/7/96
Joseph J. Ross


 /s/                        Director                         10/7/96
Richard R. Thomas

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on October 7, 1996.

                         THE FEDERAL SIGNAL CORPORATION
                               STOCK BENEFIT PLAN



                               By: /s/
                                Kim A. Wehrenberg
                               Its:  Attorney-in-Fact for the Plan
                                     Administrative Committee

                                           Exhibit 2





                  CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Stock Benefit Plan of Federal Signal Corporation of our report dated January 23, 1996, with respect to the consolidated financial statements and schedule of Federal Signal Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                               /s/ ERNST & YOUNG





Chicago, Illinois
October 15, 1996




                                    Exhibit 1 - Legal Opinion




      KIM A. WEHRENBERG

      Vice President, General Counsel
      and Secretary

                                 October 7, 1996



Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, IL 60521

Gentlemen:

Referring to the accompanying Registration Statement on From S-8 relating to the registration of 1,000,000 shares for "The Federal Signal Corporation Stock Benefit Plan" (the "Plan"), I am of the opinion that:

      1. Federal Signal Corporation is a validly organized and existing corporation under the laws of the State of Delaware.

      2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and issuance of up to 1,000,000 shares under the Plan.

      3. The shares of Federal Signal Corporation Common Stock issuable upon the exercise of options or granting of stock awards have been duly authorized and reserved for issuance, and when issued and delivered in accordance with the terms of the Plan and grants made thereunder, will be legally issued, fully paid and nonassessable shares of Common Stock of Federal Signal Corporation.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above, and the use of my name in the Prospectus under Legal Opinion which is included in the Registration Statement.

                                Very truly yours,



                                Kim A. Wehrenberg

KAW:ln
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